THIS AGREEMENT is dated for reference the 10th day of August, A.D. 2009.

BETWEEN:

Cascade Technologies Corp., a company incorporated in the State of Wyoming and having its offices at 1530-9th Avenue S.E., Calgary, Alberta T2G 0T7

(hereinafter referred to as the “Company”)

OF THE FIRST PART

AND:

Mel Dick, an individual with an address at Unit 1A – 215 Neave Road, Kelowna, B.C.  V1V 2L9

(hereinafter referred to as the “Creditor”)

OF THE SECOND PART

WHEREAS the Company is indebted to the Creditor and the Creditor is willing to accept certain assets of the Company, as detailed on Schedule A appended hereto,  in full and final settlement  of the indebtedness between the Company and the Creditor , subject to the terms and conditions hereinafter set forth in settlement of the Company’s indebtedness to the Creditor.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.                      The Company confirms and acknowledges its indebtedness to the Creditor in an amount of $40,000.00 as of August 10, 2009, net of accrued interest, which accrued interest shall be included in this settlement amount (the “Indebtedness”).

2.                      The Creditor agrees to accept the assets as set forth on Schedule A appended hereto in full and final settlement of the Indebtedness.

3.                      Each of the parties hereto agrees to execute such further and other deeds, documents and assurances and do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

4.                      Time shall be of the essence of this Agreement.

5.                      This Agreement shall enure to the benefit of and be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CASCADE TECHNOLOGIES CORP.

By: /s/ Jacqueline Danforth

                         Witnessed by:

/s/  Mel Dick                                                                                                   /s/ H. Schneider
MEL DICK                                                                                                      Signature

                         H. Schneider
                         Name

                         Kelowna, B.C.
                                                                                                                         Address

SCHEDULE A

1.           All office furniture and fittings, including computer equipment, desks, chairs and all other office fittings purchased from the period starting February 2009 to current date and currently owned by the Company.